Exhibit 10.2
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DISTRIBUTION AGREEMENT

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Bug Master LLC
208 Ransom Road
PO Box 123
Lancaster, NY 14086-0123
(716) 681-4117

     AGREEMENT made this 3rd day of June 2004, between Bug Master LLC, a New York Corporation with offices at 208 Ransom Road, PO Box 123, Lancaster, NY 14086-0123 (the "Company") and Europa Trade Agency Ltd. with offices at 3715 West 14th Avenue, Vancouver, BC, Canada, V6R 2W6 (the "Distributor").

1.   Appointment.  The Company  hereby  grants to the  Distributor  the right to
     ------------
promote, sell, and deliver at retail and wholesale its Products (as defined below) within the Area of Primary Responsibility (as defined below), upon the terms and conditions set forth in this Agreement.

2.   Products.  The Products  which are subject to this Agreement are designated
     ---------
as Dealer Products and Commission Products.
(The term "Products: as used in this Agreement shall refer to both Dealer Products and Commission Products.)

     A.   Dealer Products shall be:

          Scent Master Wrist Band and Scent Master Stick On Strips.

     B.   Commission Products shall be:

          Scent Master Wrist Band and Scent Master Stick On Strips.

     New or additional products of the same general nature as any one of the Products may be added by the Company, from time to time, as either Dealer Products or Commission Products and the Company may discontinue or change any Product, at any time.

3.   Area of Primary  Responsibility.  The area of  responsibility  in which the
     --------------------------------
Distributor is hereby granted the right of distribution is as follows:

     Canada (only as a Dealer Product established for distribution to Wal-Mart Canada Corp.)

The Company during the term of this Agreement agrees that it will not appoint another distributor or dealer to sell its Distributor Products within the Area of Primary Responsibility.

4.   Duties of Distributor.  The Distributor shall have the following duties and
     ----------------------
obligations:
     A. The Distributor agrees to use its best efforts to market, promote, sell and service the Products within the Area of Primary Responsibility.
     B. During the term of this Agreement, the Distributor will maintain a minimum inventory of the Products to service and promote the sale of the Products within the Area of Primary, Responsibility. The Distributor agrees




Final Agreement as of June 3, 2004
     to maintain an inventory level as set forth on Schedule A which schedule may be changed from time to time by the Company upon thirty (30) days prior written notice to the Distributor
     C. The Distributor will not make any sales or quote any prices for shipment or use of Products to the persons or entities described in Paragraph 8 below.

5.   Orders. The Company has the right to accept or reject any orders for Dealer
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Products  submitted to it by the  Distributor.  Acceptance  of an order can only occur at the office of the Company at Lancaster, New York by execution of a final written statement by the Company, the terms and specifications in the acceptance becoming final and binding upon the parties. Accepted orders cannot be cancelled by the Distributor without the prior written permission of the Company.

6.   Price and Payment.  Unless otherwise agreed in writing,  the purchase price
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for Dealer Products  purchased by the Distributor  from the Company shall be the list price shown on the Company's applicable published price list in effect at the time a purchase order is received from the Distributor by the Company, less a discount of $.10 US per unit of Product purchased. Unless otherwise agreed in writing, payment will be due at the office of the Company prior to the shipment of the Product. When the Company ships Dealer Products ordered by the Distributor, the Distributor will accept delivery at point or points of shipment; pay all transportation and handling charges thereon from the P.O.B. point or points named by the Company, to destination. The Company may change its prices, terms, and conditions upon sixty (60) days written notice to the Distributor. Such changes will take effect only in relation to orders placed by Distributor after the end of the sixty (60) day notice period. The Company will offer the Distributor the lowest price per unit that it offers to anyone for approximately the same total volume of product within 60 days of an order by Distributor, and will refund to the Distributor any difference.

7.   Commission  Products.  The  Distributor  shall  refer  to the  Company  all
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inquiries received from persons outside the Area of Primary  Responsibility with respect to Commission Products. In the event that the Company sells a Commission Product during the terms of this Agreement to a customer who has been referred to it by the Distributor, the Company will pay to the Distributor a commission equal to $.10 US per unit of Product sold by the Company. The Commission shall be paid within ten (10) days of the month end in which the Company has received final and full payment from the customer for the Commission Products sold.

8.   Reservation of Right to Make Direct Sales. The Company  expressly  reserves
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to itself the right to manufacture,  sell or consign the Products in the Area of
Primary Responsibility without restriction or obligation to the Distributor:
     A. To international accounts and foreign governments purchasing their requirements in the United States for export.
     B.   To any agency of the United States government.
     C. To Canada (other than that which has been established as an Area of Primary responsibility or Commission Product area established within the distribution network of Europa Trade Agency Ltd.)
     D. To those persons or entities listed on Schedule C, attached hereto. Except as provided in paragraph 7 with respect to sales of Commission Products, no commission shall be allowed or paid to the Distributor on direct sales made by the Company.

9.   Changes in Design.  The Company  reserves  the right to make changes in the
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manufacture or design of its Products, component parts, or packaging at any time in such manner as it may consider necessary or advisable and any Products so changed will be accepted by the Distributor as standard manufacture in fulfillment of existing orders. The Company shall not be obligated to furnish the Distributor with improvements or changes in Products and component parts previously delivered. All changes in the details of any order requested by the purchaser after final approval thereof are subject to additional changes and possible change in delivery time. Charges will be added to cover changes and cover "in-process" work already completed which is effected by the change. The Company reserves the right to stop selling any items or Products at any time for any reason, subject to its existing contractual obligations.

10.  Distributor Not Company's Agent. The Distributor is to be considered and it
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is the intent of the parties,  that it act as an independent  contractor and not as the Company's agent, partner, or co-venturer in any respect, and the Distributor is not authorized to incur any debts, obligations or to make any promises or representations on behalf of the Company. The Distributor and the Company shall not pledge the credit of the other party or in any way indicate to a third party that the other will be responsible for the other's debts.


Final Agreement as of June 3, 2004

11.  Contingencies.  The Company shall not be responsible  for loss,  damages or
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delay in  transportation  or for  failure to deliver  Products or to fill orders where such occurrences are caused by fire, accident, shortage of material, strikes, labor disputes, common carriers, priorities, delays of original manufacturers, war, riot, by the decrees or order of any court of government, or by any cause beyond the Company's reasonable control.

12.  Routing and Risks of  Shipment.  Unless  otherwise  agreed in writing,  all
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shipments  shall be routed as the  Company  may  direct,  and after  delivery to carrier, the Company shall not be responsible for any loss, damage or delay during transportation.

13.  Claims Against The Company for Shortage,  Defect or Damage. The Distributor
     -----------------------------------------------------------
shall examine all shipments on arrival and within ten (10) days after receipt and shall notify the Company in writing of all claims that the Products were shipped short, defective or damaged, unless such defect cannot be discovered by reasonable inspection, in which event such limiting period shall commence after a reasonable time for inspection. Without such notice being received at the Company's office, the Company shall not be responsible for any such claims. Defective or damaged Products, except those damaged in transit for which the Company assumes no responsibility, shall be held by the Distributor for inspection by a company representative or for instructions from the Company as to their disposition. When timely notice has been given and received, the Company shall have a reasonable time in which to make good any shortage, or to replace defective or damaged Products where responsibility therefore attaches to the Company. Sale of any defective or damaged Product after notice of the defect or damage shall constitute acceptance in waiver of the alleged defect or damages.

14.  Disclaimer  of  Warranties.  EXCEPT FOR THE  EXPRESS  WARRANTIES  WHICH ARE
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FURNISHED  TO THE  DISTRIBUTOR  IN WRITING BY THE  COMPANY AND  DESIGNATED  AS A
WARRANTY, THE COMPANY DISCLAIMS AND MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO THE PRODUCTS, THE CONDITION OF THE PRODUCTS, THE PERFORMANCE OR NON PERFORMANCE OF THE PRODUCTS, THE MERCHANTABILITY SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PRODUCTS, OR ANY RESULT OBTAINED FROM USE OF THE PRODUCTS. The Distributor acknowledges that in reselling the Products, it shall not give any additional or different warranties to any customer other than that which is the Company's standard warranty at such time.

15.  Terms of Agreement. This Agreement shall commence as of the date hereof and
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shall continue for three (3) years provided that the  Distributor,  as of August
15, 2005, has ordered over $20,000 US in Product. Furthermore, if, over the next three (3) years from the date hereof, the Distributor orders over $50,000 US in Product, this Agreement shall renew for an additional two (2) years after the date that the Agreement would otherwise terminate. After the initial three (3) year period either party may terminate this Agreement by giving ninety (90) days prior written notice to the other.

     If at any time a petition for relief under any bankruptcy statute is filed by or against the Distributor or if any insolvency proceedings or procedure for composition or adjustment for debts or a general assignment for benefit of creditors or similar proceeding is filed by or against the Distributor, or if a receiver is appointed for the Distributor, the Company may terminate this Agreement upon five (5) days prior written notice to the Distributor.

16.  Effect of Termination.  Any  termination  shall be effective as of the date
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provided  above or the date set forth in a notice  of  termination  pursuant  to
Paragraph 15 above. Such termination shall be without prejudice to the rights of either party to receive or collect any amounts due or to become due to it under this Agreement in the event that the Company elects to terminate this Agreement, without cause, pursuant to paragraph 15A above, then the Company agreement to purchase all new and unused inventory of Distributor Products from the Distributor at prices equal to the lower of (i) the current list price for such Distributor Product, less applicable discount, or (ii) the price paid by the Distributor to the Company for such item. Such inventory shall be purchased within ninety (90) days from the date the Agreement is terminated and the Distributor shall pay the cost of delivering such inventory to the Company.
     If the Agreement is terminated for any other reason, the Company shall have the option to repurchase the Distributor Products then in the possession of and owned by the Distributor upon the same terms and conditions.
     Upon termination of this Agreement for any reason the Distributor shall discontinue the use of the Company's tradenames, trademarks, labels, copyrights and other advertising media and shall remove all signs and displays relating thereto; in the event of failure to do so, the Company may itself remove such items and articles at the Distributor's expense.


Final Agreement as of June 3, 2004

17.  Security. The Company shall retain a first lien and purchase money security
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interest  in and to all  Products  sold  to the  Distributor  pursuant  to  this
Agreement as continuing security for any and all present or future debts which the Distributor may owe to the Company. The Distributor also grants to the Company a first lien and security interest in and to any and all proceeds realized from the sale of the Products. The Distributor hereby authorized and designates the Company as its attorney-in-fact for the purposes of enabling the Company to execute and sign any and all documents, including but not limited to, financing statements and certificates of products and proceeds. The Distributor further agrees to execute and deliver any and all further documents which may be reasonably required for the Company to perfect and record its security interest in the products and proceeds. The Distributor further agrees to execute and deliver any and all further documents which may be reasonably required by the Company in order to document, perfect or record any security interest grantee to the Company pursuant to this Agreement. The Company reserves any rights which it may have available to it under the New York State Uniform Commercial Code.

18.  Indemnification.  The  Distributor  hereby agrees to indemnify and hold the
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Company harmless from any and all claims, losses, suits and demands which may be asserted by other parties against the Company by reason of the Distributor's negligence or the Distributor's breach of any term, condition, covenant, warranty or representation as set forth in this Agreement, including any and all amendments hereto. The Company hereby agrees to indemnify and hold the Distributor harmless from any and all claims, losses, suits and demands which may be asserted by other parties against the Distributor by reason of the Company's negligence or the Company's breach of any term, condition, covenant, warranty or representation as set forth in this Agreement including any and all amendments hereto.

19.  Jurisdiction and Venue. This Agreement shall be governed by the laws of the
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State  of New  York  and  the  Distributor  hereby  agrees  and  submits  to the jurisdiction of the State of New York, with the venue lodged in State of New York, County of Erie, with respect to any legal actions, lawsuits or disputes arising out of or relating to this Agreement.

20.  Construction.  This Agreement  constitutes the entire Agreement between the
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parties  with  respect  to its  subject  matter  and  supersedes  all  prior and contemporaries written or oral negotiations and agreements between the parties hereto. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause its invalidity or unenforceability of the remainder of this Agreement.

21.  Notice.  Any notice,  payment or demand required under this Agreement shall
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be deemed to have been given when mailed by United States mail postage pre-paid, or personally delivered as follows:

                        To the Company:
                        Bug Master LLC
                        208 Ransom Road
                        P.O. Box 123
                        Lancaster, NY 14086-0123

                        To the Distributor:
                        Europa Trade Agency Ltd.
                        3715 West 14the Avenue
                        Vancouver, BC V6R 2W6
                        Canada

22.  Assignment.  This  Agreement  may  be  assigned  by  the  Company  and  the
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performance of its duties  hereunder  delegated.  Without the written consent of the Company the Agreement shall not be assigned by the Distributor (and the performance of its duties hereunder shall not be delegated) to a company managed by persons other than Thomas Lamb and Rebecca Miller. The Distributor shall have no right to grant sublicenses without the written permission of the Company.






Final Agreement as of June 3, 2004

23.  Approval of Contract.  The Agreement,  or any amendments,  modifications or
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waiver of its terms  shall not be binding  upon the  Company  until  approved in writing by its Owner.

     IN WITNESS WHEREOF, Agreement has been executed as of the date first above written.

     COMPANY:                              Bug Master

                                             By: /s/ Richard J. D'Arcy
                                                -------------------------------
                                                  Richard J. D'Arcy, Owner

     DISTRIBUTOR:                          Europa Trade Agency Ltd.

                                             By: /s/ Thomas Lamb
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                                                   Thomas Lamb, President

                                             By: /s/ Rebecca Miller
                                                -------------------------------
                                                 Rebecca Miller, Sales Manager




























Final Agreement as of June 3, 2004

SCHEDULE A
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None







SCHEDULE B
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WARRANTY REIMBURSEMENT POLICY:
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     A.  Product  will be  credited  as  invoiced  or dealer  net at the time of purchase.

     1. Return shipping charges are the responsibility of the dealer or customer.

     B. Disposition of Warranty Claims shall be in the forma of credits to dealers or customers account unless other wise provided.

All charges submitted for warranty reimbursement must be submitted in writing to Bug Master LLC at 208 Ransom Road, PO Box 123, Lancaster, NY 14086-0123







SCHEDULE C
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None.































Final Agreement as of June 3, 2004